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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2012

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended & Restated Credit Agreement

On October 11, 2012, TriMas Company LLC (“TriMas LLC”), a wholly owned subsidiary of TriMas Corporation (“TriMas Corp.”), entered into an amended and restated credit agreement among TriMas LLC, TriMas Corp., the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent (the “Amended & Restated Credit Agreement”), comprised of a $200 million Tranche A Term Loan, $200 million Tranche B Term Loan and a $225 million Revolving Loan. The Tranche A Term Loan amortizes in quarterly installments of $2.500 million beginning in June 2013 through March 2015, and in quarterly installments of $3.750 million from June 2015 through September 2017, with a final payment of the remaining Tranche A Term Loan balance due on October 11, 2017. The Tranche B Term Loan is payable in quarterly installments in an amount equal to 0.25% of the aggregate principal amount of the outstanding Tranche B Term Loan, beginning on December 31, 2012 and ending on October 11, 2019. The Revolving Facility has a five year term ending on October 11, 2017. The Revolving Loan provides that up to $75 million of this loan may be used to obtain letters of credit and up to $25 million may be used to obtain swingline loans. The Amended & Restated Credit Agreement also permits, subject to the satisfaction of certain conditions, incremental term and/or revolving commitments from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent) in an amount not to exceed the greater of $300 million and an amount such that, after giving effect to the making of such commitments, the senior secured net leverage ratio is no greater than 2.50 to 1.00.

The obligations of TriMas LLC under the Amended & Restated Credit Agreement are guaranteed by TriMas Corp. and certain of TriMas LLC’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of TriMas Corp., TriMas LLC and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of TriMas LLC and certain of TriMas LLC’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of TriMas LLC’s and the Subsidiary Guarantors’ foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of TriMas Corp., TriMas LLC and the Subsidiary Guarantors, subject to certain exceptions. The Amended & Restated Credit Agreement contains affirmative and negative covenants that TriMas Corp. and TriMas LLC believe are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with affiliates. The Amended & Restated Credit Agreement also requires TriMas Corp. and TriMas LLC to maintain a maximum leverage ratio and minimum interest coverage ratio. Upon the occurrence of customary events of default set forth in the Amended & Restated Credit Agreement, including payment defaults, breaches of covenants, a change of control and insolvency/bankruptcy events, the Administrative Agent may and, upon the request of a majority of the lenders, shall, accelerate repayment of the loans and cancel all of the commitments outstanding under the Amended & Restated Credit Agreement.

Under the Amended & Restated Credit Agreement, Tranche A Term Loans and Revolving Loans initially bear interest at LIBOR plus 2.00% (subject to a step-up to LIBOR plus 2.50% or step-down to LIBOR plus 1.50% based on leverage ratio). Tranche B Term Loans bear interest at LIBOR plus 2.75%, provided that LIBOR, solely with respect to the Tranche B Term Loans, will at no time be less than 1.00% per annum. TriMas LLC will also pay a commitment fee of 35 basis points, payable quarterly, on the average daily unused amount of the revolving commitments (subject to a step-up to 45 basis points or step-down to 25 basis points).

Proceeds from borrowings under the Amended & Restated Credit Agreement will be used to purchase and retire, pursuant to a tender offer, and/or discharge its 9.75% Senior Secured Notes due 2017, to pay fees and expenses related thereto and for general corporate purposes.

The foregoing description of the Amended & Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended & Restated Credit Agreement, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Amended & Restated Credit Agreement contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD

On October 11, 2012, TriMas Corp. issued a press release announcing that TriMas LLC and TriMas Corp. had entered into the Amended & Restated Credit Agreement described in Item 1.01 above. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

TriMas Corp. is furnishing the information in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information, including the accompanying Exhibit 99.1 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act “), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1 shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, herewith:

Exhibit No.	Description

10.1	Amended & Restated Credit Agreement dated as of October 11, 2012

99.1	Press Release issued by TriMas Corporation on October 11, 2012 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary

Date: October 16, 2012